For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. Ford Becomes America’s Best-Selling Brand in the First Quarter on Rising Sales for Trucks, Vans, Broncos, Large SUVs, EVs, Mustang • Ford is America’s best-selling brand in Q1 with total vehicle sales of 456,972, up 10.7 percent on the strength of icons like F-Series, Bronco and Mustang, commercial vehicles and EVs • Ford becomes America’s No. 1 selling truck manufacturer – sales up 19.6 percent and outselling GM’s combined truck and van sales • F-Series is America’s best-selling truck with sales up 21.1 percent totaling 170,377 pickups – outpacing Silverado by 46,000 trucks • Explorer is the best-selling, three-row midsize SUV and Expedition sales double • Ford EV sales up 41.0 percent • Ford is increasing production capacity across Ford Blue, Model e, and Ford Pro and will continue through the year to meet customer demand DEARBORN, Mich., April 4, 2023 – Ford’s iconic vehicles, commercial and EVs drove a first-quarter sales increase of 10.7 percent making the Blue Oval America’s best-selling brand. Sales surged across Ford’s areas of strength, including trucks (up 19.6 percent); three-row SUVs (up 47.6 percent); Bronco brand (up 18.3 percent); Ford Pro Transit van (up 86.0 percent); Mustang (up 5.2 percent) and electric vehicles (up 41.0 percent). Ford’s overall vehicle sales – Ford Blue, Ford Pro, Model e and Lincoln – totaled 475,906, up 10.1 percent with estimated share up over a year ago. Ford’s EV sales grew 41.0 percent in the first quarter on sales of 10,866 electric vehicles. F-150 Lightning sales totaled 4,291 pickups with production capacity actions on track to hit an annual production run rate of 150,000 this year. Sales by Ford Pro of the E-Transit, America’s best-selling electric van last year, climbed 62.7 percent. Reflecting downtime at the plant for changes to increase production, Mustang Mach-E sales were down. Ford is America’s No. 1 selling truck manufacturer, with 254,023 trucks and vans sold in the first quarter, outselling GM’s trucks and vans by approximately 27,000 vehicles. Sales of Ford’s overall trucks, including pickups and vans, were up 19.6 percent on the strength of F-Series pickups (up 21.1 percent) and Ford Pro’s Transit van (up 86.0 percent). To support this momentum, Ford’s Kansas City Assembly Plant will add a third crew in April to increase production for Ford Pro of the best-selling Transit and E-Transit vans. Ford also is increasing production at manufacturing plants across North America to meet strong customer demand for vehicles including Mustang Mach-E, F-150 Lightning, Bronco Sport and Maverick. "Ford is off to a fast start to the year. Ford’s sales growth and investments are a direct result of strong customer demand across our truck, SUV, and electric vehicle segments. And this year’s highly anticipated new product launches with Super Duty, Escape, Mustang and Ranger, will only add to this momentum,” said Andrew Frick, vice president, sales distribution, and trucks.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 2 Ford Explorer was the best-selling, three-row midsize SUV in America, and the red-hot Bronco brand saw sales growth of 18.3 percent, including a 37.6 percent rise for Bronco. Additionally, Expedition sales surged. BlueCruise, Ford’s driver assist technology, is now available on 186,000 vehicles; customers have accumulated more than 55 million hands-free miles driven with the technology. Consumer Reports rated Ford BlueCruise as the top-rated active driving assistance system. Ford Blue Model e Ford Pro Bronco Boosts Sales Scaling EV Production New Super Duty Records First Sales Bronco retail order banks re-opened March 27 with continued strong demand. Bronco growth was driven by conquest rate of about 60%, with top buyers coming from Wrangler and Grand Cherokee. Bronco family continues to attract a higher mix of female buyers; Bronco female buyers accounted for 31% of retail sales, an increase of 8 percentage points since its introduction in 2021, based on the most recent customer demographic data through January. Bronco Sport continues to hold strong at 51%. Ford Blue momentum continues into Q2 with the new Escape, Mustang and Lincoln Corsair hitting dealers. Production of F-150 Lightning and Mustang Mach-E continues to scale to targeted annual run rates of 150,000 units and 210,000 units, respectively, by year’s end. Lightning order banks re-opened for reservation holders as the Rouge Electric Vehicle Center returned to full production. Ford’s electric vehicles continue to attract new customers with a conquest rate over 60 percent. Sales of the all-new Super Duty began at the end of the first quarter and will continue to expand into Q2. The USPS selected Ford to electrify the nation’s largest federal fleet, purchasing 9,250 E-Transit vans. Ford Pro dealers opened its first elite commercial vehicle facility for parts and service. About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford is pursuing mobility solutions through Ford Next, and provides financial services through Ford Motor Credit Company. Ford employs about 173,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com. *U.S. sales volume reflects transactions with (i) retail and fleet customers (as reported by dealers), (ii) government and (iii) Ford management. Average transaction pricing based on J.D. Power and Associates PIN data. Contact: Said Deep, sdeep@ford.com, 313-594-0592